UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2008

AMEREX GROUP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, Oklahoma 74106
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation.

Item 8.01  Other Events.

On August 27, 2008, Amerex Group, Inc. (the “Company”) was notified that, on August 26, 2008, a Default Judgment against the Company, and for the benefit of Professional Offshore Opportunity Fund, Ltd. (“Judgment-Creditor”), was granted by The Honorable Shira A Scheindlin, Federal District Court Judge in the United States District Court for the Southern District of New York, in the amount of $1,577,231.51, with interest after July 24, 2008 at the rate of $867.12 per day until entry of the Default Judgment and thereafter at the judgment rate of interest allowed by law.

The notice to the Company was accompanied by a Restraining Notice, prepared and served upon the Company by the attorneys for the Judgment-Creditor pursuant to Rule 64 of the Federal Rules of Civil Procedure and Section 5222(b) of the New York Civil Practice Law and Rules, purporting to advise the Company that it is “forbidden to make or suffer any sale, assignment, transfer , or interference with any such property in which the Company has an interest, except upon direction of the sheriff or pursuant to an order of the court or until the judgment is satisfied or vacated.”

Item 9.01  Exhibits.

Exhibit	Description
2.1	Default Judgment entered on August 26, 2008, filed herewith
8.1	Restraining Notice, dated August 27, 2008, filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREX GROUP, INC.

Dated: September 8, 2008	By:	/s/ Stephen K. Onody
Name: Stephen K. Onody
Title: Interim Chief Executive Officer

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